UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

_________________________

FORM 8-K

______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 22, 2008

SARATOGA RESOURCES, INC.

(Exact name of Registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	0-27563 (Commission File Number) 2304 Hancock Drive, Suite 5 Austin, Texas 78756 (Address of principal executive offices) (Zip Code)	76-0314489 (I.R.S. Employer Identification No.)

Registrant’s Telephone Number, including area code: (512) 478-5717

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

□   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 22, 2008, Saratoga Resources, Inc. (“Saratoga”) appointed Eddie J. Hebert as Vice President Finance and Chief Accounting Officer.

Mr. Hebert is a CPA with broad energy industry experience.  Prior to joining Saratoga, Mr. Hebert served as Vice President of Finance for Internet REIT, Inc., a privately held internet media company, from 2006 to 2008; as Vice President and Controller of Particle Drilling Technologies, Inc., a Nasdaq-listed oilfield services company, from 2004 to 2006; as a financial accounting and reporting consultant for Prejean Company, a financial services firm, from 2003 to 2004, where he provided a broad-range of accounting and reporting services to Prejean clients, including oil and gas companies; as a senior accountant for Arena Energy, a privately held oil and gas company, from 2001 to 2003; and as an auditor in the Energy Division of Arthur Andersen from 1999 to 2001.

Mr. Hebert will receive an initial annual salary of $155,000 and will begin participating in all of the Company’s executive benefit plans, including receipt of equity in an amount and on terms to be determined.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SARATOGA RESOURCES, INC.

	By:	/s/ Thomas Cooke
Thomas Cooke
Chief Executive Officer

Date: September 26, 2008

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